SECURITIES AND EXCHANGE
                                COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


                  Current Report Pursuant to Section 13
                               or 15(d) of
                       The Securities Act of 1934


                              July 23, 1998
            Date of Report (Date of earliest event reported)


BUFFALO CAPITAL V, LTD.
(Exact name of registrant as specified in its charter)

Colorado                          84-1434324
(State or other              (IRS Employer Id.  No.)
jurisdiction of Incorporation)

7331 S. Meadow Court,
Boulder,  Colorado                  80301
(Address of Principal Office)        Zip Code

Registrant's telephone number, including area code:    (303) 530-3353


(Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS

On July 23, 1998, the Company entered into a letter of intent with Aladdin Oil Corporation, a Nevada corporation ("Aladdin"), regarding a possible business combination. Pursuant to the terms of the letter of intent, the transaction would most likely be structured as a merger of Aladdin into the Company, would include all of the assets of both entities, and would occur as soon as possible after the approval of the proposed transaction by the shareholders of each of the parties.

The letter of intent contemplates that upon completion of the proposed business combination, the current shareholders of Aladdin will receive shares of common stock equal to approximately 93% of the issued and outstanding common stock of the Company, on a fully diluted basis, and that the current shareholders of the Company will retain ownership of approximately 7% of the Company's issued and outstanding common stock. The letter of intent also contemplates that all presently outstanding Class A and Class B Warrants will be cancelled at closing, and that the Company will issue shares of its Series A Preferred Stock to the existing holders of Series A Preferred Stock of Aladdin and warrants to the existing holders of Aladdin warrants on the same terms contained therein.

Under the terms of the letter of intent, Aladdin would also be required to pay cash consideration of $125,000 to Buffalo or its affiliates at closing. Upon execution of the letter of intent, Aladdin paid a cash deposit of $25,000 which will become non-refundable upon completion of certain conditions by the Company.

In the event the proposed transaction is completed as contemplated, it will result in a change in control of the Company. In conjunction with such a change in control, it is contemplated that the current officers and directors of the Company would resign and be replaced by the current officers and directors of Aladdin, and that the name of the Company would be changed to Aladdin Oil Corporation.

The parties have not yet entered into a definitive agreement relating to the proposed business combination, and there is no assurance that the parties will be able to finalize and agree upon the terms of such a definitive agreement. Any such definitive agreement will include certain conditions precedent to closing of the proposed business combination, including, but not limited to, approval of the transaction by the shareholders of both parties. Accordingly, even in the event that the parties do finalize and execute a definitive agreement, there is no assurance that the proposed business combination will be completed.


ITEM 7.       FINANCIAL STATEMENTS AND
              EXHIBITS

(c)    Exhibits.

       Exhibit 99 - Letter of Intent dated July 23, 1998.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BUFFALO CAPITAL V, LTD.
(Registrant)

August 14, 1998
(Date)

/s/__________________________
(Signature) Grant W. Peck
President

*Print name and title of signing officer under his signature.

Exhibit 99 - Letter of Intent Dated July 23, 1998


BUFFALO CAPITAL V, LTD.
7331 South Meadow Court
Boulder, Colorado 80301


July 23, 1998



Ms. Meghan Robins
President and Chief Executive Officer
Aladdin Oil Corporation
11911 San Vicente Boulevard
Los Angeles, California 90049

Re: Proposal to Enter into a Combination with Buffalo Capital V, Ltd.

Dear Ms. Robins:

This letter is intended to summarize the principal terms of a proposal being considered by Buffalo Capital V, Ltd., a Colorado corporation ("Buffalo"), regarding its possible combination (the "Transaction") with Aladdin Oil Corporation, a Nevada corporation ("Aladdin"). In this letter, (i) Buffalo and Aladdin are sometimes called the "Parties", (ii) Buffalo and its affiliates, if any, are collectively called "Buffalo," and
(iii) Aladdin's possible combination with Buffalo is sometimes called the "Possible Combination."

PART ONE

The Parties wish to commence negotiating a definitive written agreement, most likely a merger agreement, providing for the Possible Combination (a "Definitive Agreement"). To facilitate the negotiation of a Definitive Agreement, the Parties request that Aladdin's counsel prepare an initial draft. The execution of any such Definitive Agreement would be subject to the satisfactory completion of each Party's on-going investigation of the other Party's business and properties, and would also be subject to approval by each Party's shareholders.
Based on the information currently known to Buffalo, it is proposed that the Definitive Agreement include the following terms:

1. Basic Transaction Structure: The Transaction will be structured most likely as a merger of Aladdin into Buffalo. The closing of this transaction (the Closing") would occur as soon as possible after the approval of the Transaction by the shareholders of each Party. It is agreed that best efforts shall be undertaken by both Parties to close the Transaction by September 15, 1998. If requested by Aladdin, a 30-day extension to the closing date shall be granted by Buffalo to accommodate any necessary issues that may arise. If the Transaction closes prior to September 1, 1998, the effective date of the Transaction shall be the closing date. If the closing occurs later than September 1, 1998, the effective date of the Transaction shall be 12:01 a.m., Pacific Daylight Time, on September 1, 1998.

2.      Transaction Terms:

(a) Definitive Agreement. The Parties will use best efforts to enter into the Definitive Agreement within 30 days following the execution of this Letter of Intent. Such Agreement will specify the time and manner of closing, the effective date of the change of control the obligations of the Parties respecting the Transaction, and will contain representations, warranties, covenants and indemnities customary in transactions of this nature.

(b) Interests. This Transaction will include all of the assets of Buffalo in addition to the assets of Aladdin, including all right, title and interest in and to the assets presently owned by Aladdin, including but not limited to all subsurface easements, all leasehold, all mineral and fee interests, all equipment, records and technical information and all other rights associated with or existing as a consequence of the ownership of the assets.

(c) Structure. The final structure of the Transaction related to the form of legal combination shall be determined and documented within the Definitive Agreement. Such form of Transaction shall be based upon the legal and accounting advice received by Aladdin. It is expected that the Transaction will be tax-free to Aladdin and its shareholders. Further, the tax basis of the assets of Aladdin will not change as a result of the Transaction.

(d) Capital Structure of Buffalo. Upon completion of the Transaction, shareholders of Aladdin will receive shares equal to 93% ownership of Buffalo on a fully diluted basis. For the purposes of this agreement, "fully diluted" shall mean all shares of common stock issued and outstanding, plus the common shares that would be issued if 100% of the current Preferred Shares of Aladdin were converted into common stock.
Prior to the closing, Buffalo will have issued and outstanding 406,099 shares of common stock. Upon closing, 3,718,320 shares of Buffalo shall be issued to shareholders of Aladdin on a pro rata basis.
In addition, Buffalo will cancel all outstanding stock purchase options and warrants prior to closing. At closing, Buffalo will issue 1,677,000 share of Series A Preferred Stock (with the same terms and conversion features as are contained in Aladdin's Series A Preferred Stock) to the existing holders of Aladdin Series A Preferred Stock on a one-for-one basis.

Buffalo will also, subsequent to closing, issue stock purchase warrants (with the same rights and privileges as are contained in Aladdin's outstanding stock purchase warrants) to warrant holders of Aladdin on a one-for-one basis.

It is currently anticipated at this time that, upon closing, total common shares issued and outstanding shall equal 4,124,419 shares.

(e) Governance. Upon the consummation of the Transaction, Buffalo's current officers and directors will resign and new officers and directors, designated by Aladdin will be installed.

(f) Post-Closing Items. It is the intent that, upon the completion of this Transaction, a change of control will have occurred. Towards this end, on-going operations of the combined company shall be the responsibility of Aladdin, including SEC filings, quarterly reports and shareholder relations. Furthermore, Buffalo will appoint to its Board the current members of Aladdin's Board and each existing member shall subsequently resign. The name of Buffalo will be changed to Aladdin Oil Corporation, and the trading symbol will be changed to reflect better the new name of the Company.

At closing, any and all employment agreements and/or consulting agreements previously entered into by Buffalo shall be terminated, and such agreements made by Aladdin shall be assumed by Buffalo.

3.      Other Terms:

(a) Representation and Warranties. Each Party will make customary and comprehensive representations and warranties to the other Party. Such will include, without limitation, warranties and representations regarding organization, capitalization, authority to enter into agreements, financial statements, consents and approvals, litigation, absence of any material adverse change, undisclosed liabilities, SEC documents (including timely filing of forms and exhibits in compliance with form), environmental matters, full disclosure, tax matters (including without limitation, tax return filings and payment of all applicable federal, state and local taxes), and compliance with laws and employee benefit matters.

(b)     Conditions of Closing.  The consummation of the Proposed
Combination by each Party would be subject to the satisfaction of various conditions, including:

-      No misrepresentation or breach of covenants and warranties;

- No material adverse change in the business, affairs or condition of the Parties;

- No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction shall be in effect;

- All consents of governmental and regulatory authorities obtained;

- All other necessary consents from other parties to all material contracts, leases, agreements and permits;

- Approval by the shareholders of the Parties of the Transaction (including election of Aladdin director nominees) including, if possible without requiring compliance with the regulation provisions of the Securities Act of 1933, as amended, approval of reincorporation of the combined company under the laws of the State of Nevada;

PART TWO

The following paragraphs of this letter (the "Binding Provisions") are the legally binding and enforceable agreements of the Parties.

1.      Due Diligence.  This Letter of Intent is subject to:

(a) Reasonable satisfaction as to the filing status of Buffalo and its standing as a "public" company.

(b) Satisfactory due diligence examination by each Party of the business and records of each Party.

(c)    Such other due diligence as each Party deems appropriate.

2. Transaction Protection. Until 90 days after the date of execution of this Letter of Intent:

(a) Each Party will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of or combination of either of the Parties, their respective shares, assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of property in the ordinary course); and

(b) Each Party will immediately notify the other regarding any contact between a Party and any other person regarding any such offer or proposal or any related inquiry.

3. Compensation. Upon execution of this Letter of Intent, Aladdin shall pay to Buffalo Capital V, Ltd. $25,000 which shall become non-refundable once the Form 15c-2(11) of Buffalo has been approved by the NASDAQ. Further cash compensation shall equal $100,000 payable upon closing. However, Aladdin shall have the right to pay $50,000 upon closing and the remaining $50,000 in 90 days if such an agreement can be reached. In the event that the remaining $50,000 is made in installment payments, separate note and security/guarantee agreements shall be executed delineating the terms and conditions of such payments.

4. Conduct of Business. During the period from the date this Letter of Intent is signed by both Parties until a Definitive Agreement is signed or negotiations for a Definitive Agreement are terminated, each Party shall operate its business in the ordinary course and shall refrain from any extraordinary transactions.

5. Confidentiality. Except as and to the extend required by law, each Party will not disclose or use, and will direct its representatives not to disclose or use to the detriment of the other Party any Confidential Information (as defined below) with respect to a Party furnished, or to be furnished, by one Party to the other, or its respective representatives at any time or in any manner other than in connection with its evaluation of the transaction proposed in this letter. For purposes of this Paragraph, "Confidential Information" means any information about a Party stamped "confidential" or identified in writing as such by one Party to the other promptly following its disclosure, unless (a) such information is already known to the other Party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the other Party or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Possible Combination, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon written request of a Party to the other, each Party will promptly return to the other or destroy any Confidential Information in its possession and certify in writing to the other Party that it has done so. The Parties agree to execute a separate mutual confidentiality agreement acceptable to the Parties.

6. Disclosure. Except as and to the extend required by law, without the prior written consent of the other Party, neither Party will make, and each will direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding a possible transaction between the Parties or any of the terms, conditions, or other aspects of the transaction proposed in this letter. If a Party is required by law to make any such disclosure, it must first provide to the other Party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

7. Legal and Other Fees. Aladdin shall pay all of its legal fees incurred in this Transaction and up to $5,000 of legal fees incurred by Buffalo. Buffalo shall be responsible for the payment of any advisory and/or finder's fees owed by Buffalo. Aladdin shall be responsible for any and all expenses related to financial advisory, accounting, transfer agent, and/or regulatory fees related to this Transaction.

8. Entire Agreement. The Binding Provisions constitute the entire agreement between the Parties, and supersede all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the Parties on the subject matters hereof. Except as otherwise provided herein, the Binding Provisions may be amended or modified only by a writing executed by all of the Parties.

9. Governing Law. The Binding Provisions will be governed by and construed under the laws of the State of Nevada without regard to conflicts of laws principles.

10. Counterparts. This Letter may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Letter and all of which, when taken together, will be deemed to constitute one and the same agreement.

11. No Liability. The paragraphs and provisions of Part One of the Letter do not constitute and will not give rise to any legally binding obligation on the part of any of the Parties. Moreover, except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that the Parties may enter into in the future), no past or future action, cause of conduct, or failure to act relating to the Possible Combination, or relating to the negotiation of the terms of the Possible Combination or any Definitive Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the Parties.

If you are in agreement with the foregoing, please sign and return one copy of this letter agreement, which thereupon will constitute our agreement with respect to its subject matter.
Very truly yours,
BUFFALO CAPITAL V, LTD.

By: /s/
    Grant W. Peck
    President

Duly executed and agreed
as to the Binding Provisions
on ______________________, 1998

ALADDIN OIL CORPORATION
By: /s/
    Meghan Robins
    President and Chief Executive Officer